                                                                    EXHIBIT 23.3

                            CONSENT AND CONFIRMATION

     The undersigned firm hereby (i) consents to the reference to it in the Annual Report on Form 10-K of Coeur d'Alene Mines Corporation (the "Company") for the year ended December 31, 1996, (ii) confirms that the statements in that filing relating to the ore reserve-review report, dated December 1996,regarding the Rochester Mine are accurate and (iii) consent to the filing of this consent and confirmation as an exhibit to that Form 10-K and the Company's Registration Statement on Form S-3 (File no. 333-40513).

                                    /s/ INDEPENDENT MINING CONSULTANTS, INC.

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                                    INDEPENDENT MINING CONSULTANTS, INC.

Date:  January 16, 1998